[FEDERAL TRUST CORPORATION]
                                   LETTERHEAD

                                 April 23, 1999

Dear Shareholder:

          The 1999 Annual Meeting of Shareholders Federal Trust Corporation ("Federal Trust" or "Company") is being held on May 28, 1999 at 10:00 a.m. at the Farmers' Market, 200 West New England Street, Winter Park, Florida. As stated in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement dated April 23, 1999, there are six items which you are being asked to consider and vote on:

                  * The election of five directors, each for a one year term;

                  * The  ratification  of the  appointment  of  the  independent auditors for Federal Trust for the year ending December 31, 1999;

                  * The approval of an amendment  to the  Company's  Amended and
                    Restated Articles of Incorporation to require a 66% vote of shareholders to amend certain Articles;

                  * The approval of an amendment  to the  Company's  Amended and
                    Restated   Articles  of   Incorporation  to  provide  for  a
                    Classified Board with staggered terms;

                  * The approval of an amendment  to the  Company's  Amended and
                    Restated Articles of Incorporation to require a 66% vote of shareholders to approve a Control Share Acquisition or a Business Combination;

                  * A proposal that would allow us to adjourn the Annual Meeting to continue to solicit proxies to obtain the necessary votes if we have not received sufficient proxies to approve one or more of the above proposals.

         At the Annual Meeting we will also go over some of management's thoughts for the upcoming year. Members of the Board of Directors will be present to greet you, along with our executive officers and employees.
We hope you are able to make plans to attend the Annual Meeting.

         YOUR VOTE IS IMPORTANT. In order to assist us with the tabulation of the proxies, we would ask that you mark your vote for each of the proposals and return the enclosed Proxy Card in the envelope provided, as soon as possible.

         On behalf of the Board of Directors and all the employees of Federal Trust, we look forward to seeing you at the Annual Meeting.

                                                     Sincerely,




                                                     James V.  Suskiewich
                                                     Chairman of the Board

                            FEDERAL TRUST CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 28, 1999
                            -------------------------

OUR SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders ("Annual Meeting") of Federal Trust Corporation ("Company") will be held at the Farmers' Market, 200 West New England Street, Winter Park, Florida on Friday, May 28, 1999 at 10:00 a.m. Eastern Time to consider and vote upon the following matters:

                  Proposal I. Election of five (5) directors of the Company, James V. Suskiewich, Aubrey H. Wright, Jr., George W. Foster, Dr. Samuel C. Certo and Kenneth W. Hill, each for a one-year term;

                  Proposal II. Ratification of the selection of KPMG Peat Marwick LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999;

                  Proposal III. Approval of an amendment to the Company's Amended and Restated Articles of Incorporation to require a 66% vote of shareholders to amend certain Articles;

                  Proposal IV. Approval of an amendment to the Company's Amended and Restated Articles of Incorporation to provide for a Classified Board with staggered terms;

                  Proposal V. Approval of an amendment to the Company's Amended and Restated Articles of Incorporation to require a 66% vote of shareholders to approve a Control Share Acquisition or a Business Combination; and

                  Proposal VI. A proposal that would allow the adjournment of the Annual Meeting to solicit additional proxies in the event that there are not sufficient votes to approve any one or more of the Proposals.

         Information relating to the above matters is set forth in the attached Proxy Statement. Only those shareholders who were shareholders of record at the close of business on March 25, 1999, are entitled to receive notice of and to vote at the Annual Meeting, or at any adjournments thereof.

         Shareholders are cordially invited to attend the Annual Meeting in person, but we urge you to complete, sign, and date the enclosed proxy and return it in the envelope provided as promptly as possible.

                                           By Order of the Board of Directors




                                           JAMES V. SUSKIEWICH
                                           Chairman of the Board

Winter Park, Florida
April 23, 1999

                                 PROXY STATEMENT
                                       FOR
                           FEDERAL TRUST CORPORATION'S
                       1999 ANNUAL MEETING OF SHAREHOLDERS


General

         This Proxy Statement and accompanying Proxy Card are being furnished to shareholders of Federal Trust Corporation ("Federal Trust" or "Company"), the parent company of Federal Trust Bank, in connection with the solicitation by the Board of Directors of proxies to be used at the 1999 Annual Meeting of Shareholders and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held on Friday, May 28, 1999, at 10:00 a.m., Eastern Time, at the Farmers' Market, 200 West New England Street, Winter Park, Florida. The date on which this Proxy Statement and the enclosed Proxy Card are first being sent or given to shareholders is April 23, 1999.

         The Bylaws for Federal Trust provide that a majority of shares entitled to vote and be represented in person or by proxy at a meeting of the shareholders constitutes a quorum. Under the Florida Business Corporation Act ("Act"), directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Other matters are approved if affirmative votes cast by the holders of the shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter exceed votes opposing the action unless a greater number of affirmative votes or voting by classes is required by the Act or the Company's Amended and Restated Articles of Incorporation.

Securities Entitled to Vote

         The securities that can be voted at the Annual Meeting consist of the Company's common stock, $0.01 par value per share, with the holders of the common stock being entitled to one vote for each share on each matter submitted to the shareholders. Only shareholders of record as of the close of business on March 25, 1999 (the "Record Date") will be entitled to receive notice of, and to vote at, the Annual Meeting. On the Record Date, there were 4,941,547 shares of common stock outstanding, and no other classes of capital stock outstanding.

Voting Procedures

         Regardless of the number of shares of common stock that you may own, it is important that all shareholders be represented by Proxy or in person at the Annual Meeting. We would ask that you complete the enclosed Proxy Card and return it signed and dated in the enclosed prepaid envelope. Please remember to indicate the way you wish to vote in the box or space provided on the Proxy Card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given. Where no instructions are indicated, proxies will be voted:

         "FOR" the director nominees;

         "FOR" the ratification of KPMG Peat Marwick LLP as the Company's auditors for the fiscal year ending December 31, 1999;

         "FOR" an amendment to the Company's Amended and Restated Articles of Incorporation to require a 66% vote of shareholders to amend certain Articles;

         "FOR" an amendment to the Company's Amended and Restated Articles of Incorporation to provide for a Classified Board with staggered terms;

         "FOR" an amendment to the Company's Amended and Restated Articles of Incorporation to require a 66% vote of shareholders to approve a Control Share Acquisition or a Business Combination; and

         "FOR" the adjournment of the Annual Meeting to solicit additional proxies in the event that there are not sufficient votes to approve any one or more of the foregoing Proposals.

         If your shares are held in street name, your brokerage firm may, under certain circumstances, vote your shares. Brokerage firms have authority under New York Stock Exchange rules to vote customers' unvoted shares on certain "routine" matters, including election of directors. The non-routine matters being considered at this Annual Meeting are Proposals III, IV and V. If you do not execute your proxy, your brokerage firm may either:

                  *        vote your shares on routine matters, or
                  *        leave your shares unvoted.

         We encourage you to provide instructions to your brokerage firm for voting your proxy. This ensures your shares will be voted at the Annual Meeting.

         When a brokerage firm votes its customer's unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote customer shares on non-routine matters. Accordingly, these shares are considered not entitled to vote on non-routine matters, rather than as a vote against the matter.

         We do not know of any other matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holder, discretionary authority to vote the shares in accordance with their best judgment on other business, if any, that may properly come before the Annual Meeting, or any adjournments thereof.

Revocation of Proxy

         Your presence at this Annual Meeting will not automatically revoke your Proxy. You may revoke a Proxy at any time prior to the polls closing at the Annual Meeting by:

                  * filing a written  notice of  revocation  with the  Company's
                    Corporate Secretary,

                  * delivering a duly  executed  Proxy Card bearing a later date to the Company, or

                  * attending the Annual Meeting and voting in person.

Costs of Solicitation

         Federal Trust will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying Proxy Card and any additional material which may be furnished to shareholders. In addition to the use of the mails, proxies may be solicited by direct communication with certain shareholders or their representatives, including without limitation, telephone, telegraph or personal contact by our officers and employees who will not be specifically compensated for their services in this regard. We have retained Regan & Associates, Inc., New York, New York, to aid in the solicitation of shareholders, brokers, banks and others institutional investors for an estimated fee of $4,000. Arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send proxy materials to their principals and their reasonable expenses will be reimbursed on request.

Security Ownership of Certain Beneficial Owners

         The following table contains information concerning the only person known to Federal Trust to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock as of the Record Date.

    Name and Address
    of Beneficial Owner                 Number of Shares      Percent of Class
    -------------------                 ----------------      ----------------

    William R. Hough & Co.                  492,241(1)             9.96%
    100 Second Avenue South, Suite 800
    St. Petersburg, Florida 33701

--------------------------------
(1) Includes 247,641 shares owned by WRH Mortgage, Inc. and 244,600 shares owned by William R. Hough & Co. as disclosed in the Form 4 filed with the Securities and Exchange Commission on July 31, 1998.


                                   PROPOSAL I
                              ELECTION OF DIRECTORS

         The Company's Board of Directors is currently composed of five members who stand for election annually. The nominees for this year's Annual Meeting are: James V. Suskiewich, Aubrey H. Wright, Jr., George W. Foster, Dr. Samuel C. Certo, and Kenneth W. Hill. These directors, upon the affirmative vote of the shareholders, will serve as the Board of Directors of the Company for one-year terms, or until such time as their successors are duly elected.

         The following table sets forth the names and ages of the nominees, a description of their positions and offices with Federal Trust, a brief description of their principal occupation and business experience during the last five years, and certain other information including the number of shares of common stock they beneficially owned as of the Record Date. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of the remaining nominees and for such other person or persons as may be recommended by the Board of Directors. At this time, we know of no reason why a nominee might not be able to serve.



                      [This Space Intentionally Left Blank]

Information Concerning Nominees

         Except as otherwise indicated below, this table includes all shares of common stock for which the director has sole voting and investment power, has shared voting and investment power with a spouse, or holds in an IRA or other retirement program.




James V.  Suskiewich,  age 51, has been a director of the Company since 1994 and          85,488(1) shares of common stock
is currently  its Chairman of the Board;  He has also been  President  and Chief          1.73% of  common  stock  outstanding
Executive Officer ("CEO") of the Company since July 1996;  President,  CEO and a director  of  Federal  Trust  Bank since  January  1993;  and from 1988 to 1993,
President,  CEO and a director  of First  Federal  Savings  Bank of the  Glades,
Clewiston, Florida. Mr. Suskiewich resides in Apopka, Florida.


Aubrey H. Wright, Jr., age 52, has been a director of the Company since 1995. He          30,100 shares of common  stock
has been the Chief  Financial  Officer of the Company  since April 1994;  Senior          Less than 1% of outstanding  common stock
Vice  President,  CFO and a director of Federal Trust Bank since June 1993;  and
President,  Chief Operating  Officer and director of Essex Savings Bank,  F.S.B.
Palm  Beach,  Florida  from 1991 to 1993.  Mr.  Wright  resides in Winter  Park,
Florida.


George W.  Foster,  age 69, is a retired  banker and has been a director  of the          11,343 shares of common  stock
Company  since 1997;  President  and CEO of Federal Trust Bank from 1990 through          Less than 1% of outstanding  common stock
1993;  and a director of Federal Trust Bank since 1990.  Mr.  Foster  resides in
Longwood, Florida.


Dr. Samuel C. Certo,  age 52, has been a director of the Company since 1997; and          25,000 shares of common stock
a  director  of  Federal  Trust Bank  since  1996.  He is the former  Dean and a          Less than 1% of outstanding common stock
Professor of  Management in the Crummer  Graduate  School of Business at Rollins
College in Winter Park since 1986. Dr. Certo serves as a business consultant and has published textbooks in the areas of management and strategic  management and has been  involved  in  executive  education  for the past 20 years.  Dr.  Certo resides in Longwood, Florida.


Kenneth W.  Hill,  age 65, has been a  director  of the  Company  since 1997 and          25,000 shares of common stock
director of Federal Trust Bank since 1995. Mr. Hill, from 1983 through 1995, was          Less than 1% of outstanding common stock
the Vice President and Trust Officer of SunBank, N.A. Orlando, Florida. Mr. Hill
resides in Orlando, Florida.

Directors and executive officers as a group (9 persons)                                   228,609 shares of common stock
                                                                                          4.63% of the outstanding common stock(2)


(1) Includes 45,483 shares held as trustee under Federal Trust's ESOP with respect to which Mr. Suskiewich exercises sole voting and investment power.

(2) Includes 37,000 shares owned by Louis E. Laubscher, Vice President and Chief Loan Officer of the Company; 2,500 shares owned by Jennifer B. Brodnax, Vice President/Operations of the Company; 6,000 shares owned by Kevin L. Kranz, Vice President/Loan Servicing of the Company; and 6,086 shares owned by Thomas J. Punzak, Vice President/Accounting of the Company.


================================================================================
                        The Board of Directors recommends
                    that you vote "FOR" the directors' Slate.
================================================================================

Meetings, Committees and Compensation of Directors

     The Board of Directors of Federal Trust conducts its business through meetings of the full Board, the Compliance Committee, and the Nominating Committee. During the fiscal year ended December 31, 1998, the Board of Directors met nine times, the Compliance Committee met five times, and the Nominating Committee met one time. Each director attended 100% of the aggregate of all meetings of the Board of Directors and Committees on which he served during the fiscal year.

o Compliance Committee - was composed of George W. Foster, Chairman, Dr. Samuel C. Certo, and Kenneth W. Hill. The purpose of the Compliance Committee was to monitor the Company's compliance with certain regulatory issues and requirements imposed on the Company by the Office of Thrift Supervision and report to the Board of Directors its recommendations for continued or improved compliance with these requirements. The regulatory restrictions were lifted in June 1998, which eliminated the need for the Compliance Committee.

o Nominating Committee - is composed of the entire Board of Directors. The Nominating Committee's purpose is to identify and recommend: (i) nominees for executive officer positions of the Company and its subsidiaries to the Board of Directors; and (ii) nominees for election to the Board of Directors of the Company and its subsidiaries. The Nominating Committee will consider nominees recommended by shareholders, but has not established any formal procedures for so doing. At the February 26, 1999 regular meeting of the Company's Board of Directors it was determined that it was in the Company's best interest to nominate the current Board of Directors as the Company's Directors slate for the 1999 Annual Meeting.







                      [This Space Intentionally Left Blank]

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     Compensation. The following table sets forth, for the fiscal years ended December 31, 1998, 1997, and 1996, the total compensation paid to or accrued by the Chief Executive Officer ("CEO") and each of the other two executive officers of the Company and its subsidiaries, whose aggregate salaries and bonuses exceeded $100,000 per year.


                                                                Annual Compensation (1)
--------------------------------------------------------------------------------------------------------------------------------
      Name and                                                                 Other Annual   Restricted Stock
Principal Position(1)          Year    Salary    Bonus (2)   Directors' Fees  Compensation(3)      Awards(4)         Options(5)
------------------------       ----    ------    ---------   ---------------  --------------- ----------------     -------------

James V. Suskiewich,           1998   $145,807   $ 31,000      $ 13,750          $ 39,080           22,562            120,000
President/CEO of the Company   1997    134,441     41,000        17,000            21,446             --                 --
President/CEO of               1996    137,409     11,000        13,750            14,161             --                 --
   Federal Trust Bank

Aubrey H. Wright, Jr           1998     93,254     12,000        11,000            20,488           14,321             70,000
Senior Vice President/         1997     84,808     18,500         9,500             8,291             --                 --
   CFO of the Company          1996     79,904      6,000         7,250             5,936             --
Senior Vice President/
   CFO of Federal Trust Bank

Louis Laubscher                1998     77,053     46,505          --               4,049             --               30,000
Vice President/Chief Lending   1997     74,038     29,966          --               3,908             --                 --
   Officer of Federal          1996     69,807     16,848          --               4,218             --                 --
   Trust Bank

----------------------------------------
         (1) Includes all compensation in the year earned whether received or deferred at the election of the executive.

         (2) Includes $45,505, $28,966 and $10,848 in incentive bonuses for Mr. Laubscher based on resolutions of non-performing loans and REOs in 1998, 1997 and 1996, respectively.

         (3)  Includes the estimated value of:

James V. Suskiewich                   1998      1997      1996
--------------------------------   -------   -------   -------
Health & Life insurance premiums   $ 4,244   $ 4,126   $ 4,454
Use of Company automobile            5,829     5,924     6,928
Social/Country Club Dues             4,531     5,600     2,779
Supplemental Retirement Plan        24,476     5,796      --
                                   -------   -------   -------
                 Total:            $39,080   $21,446   $14,161
                                   =======   =======   =======

Aubrey H. Wright, Jr                  1998      1997      1996
--------------------------------   -------   -------   -------
Health & Life insurance premiums   $ 4,974   $ 5,477   $ 5,936
Supplemental Retirement Plan        15,514     2,814      --
                                   -------   -------   -------
                 Total:            $20,488   $ 8,291   $ 5,936
                                   =======   =======   =======

Louis Laubscher                       1998      1997      1996
--------------------------------   -------   -------   -------
Health & Life insurance premiums   $ 4,049   $ 3,908   $ 4,218
                                   =======   =======   =======

(4) Includes value of fully vested participation in the Company's Employee Stock Ownership Plan ("ESOP"). In 1990, the Company adopted an ESOP which provides that the Company can make a contribution to a trust fund for the purpose of purchasing shares of the Company's common stock on behalf of the participants. The Company pays the entire cost of the ESOP and all salaried employees of the Company who have completed six months of service are eligible to participate. The ESOP is qualified under Section 497(e)(7) of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code") under which subsidiaries may act as participating employees. In addition, the ESOP meets all applicable requirements of the Tax Replacement Act of 1986 and is qualified under
         Section 401(c) of the Internal Revenue Code.

(5) On January 30, 1998, the Board of Directors adopted the 1998 Key Employee Stock Compensation Program ("Program") for the benefit of officers and other key employees of the Company. The Program is comprised of four parts: an Incentive Stock Option Plan, a Compensatory Stock Option Plan, a Stock Appreciation Rights Plan and a Performance Plan. The Program provides for a maximum of 325,000 shares of authorized common stock to be reserved for future issuance pursuant to stock options granted under one of the four enumerated parts of the Program. The Program was subject to approval by the shareholders, which was obtained at the 1998 Annual Meeting of Shareholders. The exercise price of each option is $4.00 per share, the fair market value of the common stock on January 30, 1998. The closing price for the common stock on March 25, 1999 was $2.63 per share. The stock options vest at the rate of 20% per year and a stock option may be exercised at any time on or after six months after the date of grant until ten years after the date of grant. Unless terminated, this Program shall remain in effect for a period of ten years ending on the tenth anniversary of the effective date of the Program.

     Employee Stock Ownership Plan ("ESOP"). All full-time salaried employees of the Company and its subsidiaries are participants in the ESOP. Executive officers of the Company are eligible to participate in the ESOP, but directors are not eligible unless they are also full-time salaried employees. A participant's interest in the ESOP is vested after five years of service and there is no vesting prior to that period of time. As of December 31, 1998, ten employees had vested interests in the ESOP. Mr. Suskiewich and Mr. Wright are now vested in the ESOP, but Mr. Laubscher is not yet vested.

     ESOP contributions by the Company are determined annually by the Board of Directors, taking into consideration prevailing financial conditions, the Company's fiscal requirements and other factors deemed relevant by the Board. The Company, generally, may make contributions to the ESOP of up to 15% of total compensation paid to employees during the year. The contribution made on behalf of each participant equals the proportion that each such participant's compensation for the year bears to the total compensation of all participants for such year. In 1997 and 1996, the Company contributed cash of $50,782 and $38,000, respectively, to the ESOP. At December 31, 1998 the Company had accrued $7,200 which was contributed as cash to the ESOP in February 1999.

Options and Long-term Compensation

     1993 Stock Option Plan for Directors. On May 5, 1993, the Board of Directors of Federal Trust approved a Stock Option Plan for Directors (the "1993 Plan"). The 1993 Plan provided that a maximum of 176,968 shares of common stock (the "Option Shares") were to be made available to directors and former directors of the Company. Options for all the Option Shares were issued on May 6, 1993. The options were for a term of ten years from the date of grant. The options were issued at an exercise price of $6.40 per share, determined at the time of issuance to be the fair market value of the underlying common stock subject to the option on the date the option was granted. Options held by an active director were canceled immediately if such director was removed for "cause" as defined in the 1993 Plan.

     On March 7, 1997, the Board of Directors rescinded the 1993 Plan. No stock options or stock appreciation rights were granted after January 1, 1997.

     1998 Directors' Option Plan. On January 30, 1998, the Board of Directors adopted a 1998 Directors' Stock Option Plan (the "1998 Plan"). The shareholders of Federal Trust approved the 1998 Plan at the 1998 Annual Meeting of
Shareholders. The 1998 Plan authorizes the granting of non-statutory stock options (options which do not qualify as incentive stock options).

     Each non-employee director was granted an option to purchase 25,000 shares of common stock on the Effective Date (as defined in the 1998 Plan). New directors elected or appointed to the Board of Directors of the Company or any wholly-owned subsidiary may be granted options to purchase shares of common stock, as determined by the Board of Directors in its sole discretion.

     The per share exercise price at which the shares of common stock may be purchased upon exercise of a granted option will be equal to the fair market value of a share of common stock as of the date of grant. The exercise price for the options that have been granted to date is $4.00 per share, the fair market price of the common stock on January 30, 1998. The closing price for the common stock on March 25, 1999, was $2.63 per share. For the purposes of the 1998 Plan, the fair market value of a share of common stock is the closing sale price of a share of common stock on the date the option granted (or, if such day is not a trading day on the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one), or national quotation system in which such shares are then traded. If no such closing prices are reported, the fair market value will be the mean between the closing high bid and low asked prices of a share of common stock on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Board.

     An option may be exercised at any time on or after six months after the date of grant up until ten years after the date of grant. Unless terminated, the 1998 Plan shall remain in effect for a period of ten years, ending on the tenth anniversary of the Effective Date.

Director Compensation

     Beginning on July 1, 1998, each director of the Company receives a quarterly fee of $750 for his service. Directors receive no per-meeting fees for either Board meetings or any meetings of committees for which they serve as members.

Report of Board of Directors

     The compensation of the Company's executive officers is determined by the Company's Board of Directors, excluding any director who is also an executive officer. Current directors who are not executive officers are George W. Foster, Dr. Samuel C. Certo and Kenneth W. Hill. Initially, the Company's CEO determines the salary range recommendations for all employees, including executives other than himself. The CEO then presents his recommendations to the Board which reviews and analyzes all information that has been submitted. Thereafter, the Board determines the compensation of all executive officers of the Company, including the compensation of the CEO.

     Executive Compensation Policies and Program. The Company's executive compensation program is designed to:

              *       Attract and retain qualified management of the Company;
              *       Enhance short-term financial goals of the Company; and
              *       Enhance long-term shareholder value of the Company.

     The Company strives to pay each executive officer the base salary that would be paid on the open market for a fully qualified officer of that position. The Board of Directors determines the level of base salary and any incentive bonus plan for the CEO and certain senior executive officers of the Company and a range for other executive officers based upon competitive norms, derived from annual surveys published by several independent banking institutes or private companies specializing in financial analysis of financial institutions. Such surveys provide information regarding compensation of financial institution officers and employees based on size and geographic location of the financial institution and serve as a benchmark for determining executive salaries. The Company sets its executive salaries and bonus ranges at or near the median for executives at similar financial institutions. Actual salary changes are based upon an evaluation of each individual's performance based upon established objectives and specific job description objectives, as well as the overall performance of the Company.

     Bonus awards are made based upon the Board of Director's discretionary evaluation of the Company's performance, the officer's responsibilities and individual performance standards with each officer given the opportunity to earn an annual performance bonus, generally in the range of approximately 10-40% of his or her base salary. In fiscal year 1998, bonuses were paid to executive officers for: (i) the Company's overall performance (based on the Board of Director's discretionary evaluation); (ii) the Company achieving its fourth, fifth, six and seventh consecutive profitable quarters; (iii) the executive officers' roles in resolving regulatory compliance issues related to the lifting of the Cease and Desist Orders; and (iv) the on-time opening of the Sanford, Florida branch of Federal Trust Bank.

     Compensation of the Chief Executive Officer. The CEO of the Company does not receive compensation from the Company, but is compensated in his position as President and CEO of Federal Trust Bank. The Company reimburses Federal Trust Bank for the time that the CEO spends on Company matters.

     The employment contract of the former CEO of the Company was assigned to Federal Trust Properties Corporation in June 1996. Federal Trust Properties Corporation was sold to an unaffiliated third party on July 1, 1996 and is no longer an affiliate of the Company.

     Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     James V. Suskiewich, President and CEO of the Company and President and CEO of Federal Trust Bank, is a member of the Company's Board of Directors, Mr. Suskiewich and participated in deliberations of the Board regarding executive compensation, but did not participate in any deliberations regarding his own compensation or transactions.

Employment Contracts

     The Company and Federal Trust Bank have jointly entered into employment agreements with two of their executive officers, James V. Suskiewich, President and CEO and Aubrey H. Wright, Senior Vice President and CFO. Federal Trust Bank has also entered into an employment agreement with Louis Laubscher, its Vice President and Chief Loan Officer.

     James V. Suskiewich. Mr. Suskiewich's employment agreement was significantly amended and re- executed on December 18, 1998. Pursuant to its terms, Mr. Suskiewich is to receive a base salary, plus reimbursement of reasonable business expenses. In addition, for any quarter in which Federal Trust Bank's after-tax earnings are at least 0.50% of its average quarterly assets on an annualized basis, Mr. Suskiewich is to receive a bonus equal to 3% of Federal Trust Bank's quarterly net, pre-tax income. Mr. Suskiewich is also entitled to discretionary performance bonuses to be paid annually for the duration of the agreement. For the year ended December 31, 1998, Mr. Suskiewich received a bonus of $31,000.

     The original term of Mr. Suskiewich's employment agreement was three years. Each day during the term of the agreement, the agreement automatically renews for one additional day. Therefore, at all times, Mr. Suskiewich's agreement has a three-year term. Any party to the agreement may cease the automatic renewals by notifying the other parties of their intent to not renew. In addition, any party may terminate the agreement by delivering to the other parties a notice of termination. The date of termination is either 60 or 90 days (depending on the reason for termination) after delivery of the notice.

     Mr. Suskiewich's employment agreement provides for termination by the Company or Federal Trust Bank for reasons other than for "cause" and by Mr. Suskiewich for "good reason," as those terms are defined in the agreement. In the event the employment agreement is terminated by the Company or Federal Trust Bank for reasons other than for "cause" or by Mr. Suskiewich for "good reason," he shall be entitled to severance payments. The severance payment would be in a lump sum equal to the total annual compensation for the remainder of the term of the employment agreement, the performance bonus due for the quarter of termination, an annualized portion of any long term incentives to later come due, and the amount of annual club dues for the year of termination multiplied by the amount of time remaining on the term of his employment agreement.

     In the event of a change in control of the Company or Federal Trust Bank, Mr. Suskiewich will be entitled to a special incentive bonus equal to three times his annual salary multiplied by the price/book value ratio at which the Company or Federal Trust Bank is acquired. Furthermore, the agreement includes a "gross up" payment clause. In the event severance payments received are subject to federal excise taxes under Section 4999 of the Internal Revenue Code, the Company and/or Federal Trust Bank will increase Mr. Suskiewich's severance payment so that the net proceeds from such payments will equal the amount of severance payments due under the terms of the employment agreement.

     The employment agreement also permits Mr. Suskiewich to terminate his employment voluntarily. In the event of voluntary termination, except as previously described herein, all rights and benefits under the contract shall immediately terminate upon the effective date of such termination.

     Aubrey H. Wright, Jr. Mr. Wright's employment agreement became effective on September 1, 1995 and had an original term of three years. By September 15th of each subsequent year, the Company and Federal Trust Bank are to review Mr. Wright's performance to determine whether the term of the agreement should be extended for an additional year. Under the employment agreement, Mr. Wright is entitled to receive a base salary, plus reimbursement of reasonable business expenses. In addition, for any quarter in which Federal Trust Bank meets the "Well Capitalized" definition under federal banking regulations and its quarterly after-tax earnings are at least 0.50% of its average quarterly assets on an annualized basis, Mr. Wright is to receive a bonus equal to 1% of Federal Trust Bank's quarterly net, pre-tax income. He is also entitled to discretionary performance bonuses payable annually for the duration of the employment agreement. For the year ended December 31, 1998, Mr. Wright received a bonus of $12,000.

     In the event Mr. Wright's employment is terminated for reasons other than for "just cause" or he terminates his employment for "good reason," as those terms are defined in his employment agreement, he shall receive as a severance payment the total annual compensation due for the remainder of the term of his employment agreement plus any incentive bonus which he would then be entitled. In the event of a change in control of the Company or Federal Trust Bank, Mr. Wright will be entitled to a special incentive bonus equal to two times his annual salary then in effect, multiplied by the price/book value ratio at which the Company or Federal Trust Bank is acquired. However, if he accepts employment with the acquiror, he shall instead receive a bonus of 50% of his salary then in effect, multiplied by the price/book value ratio at which Federal Trust Bank or the Company is acquired.

     The employment agreement permits Mr. Wright to terminate his employment voluntarily. In the event of voluntary termination, except as previously described herein, all rights and benefits under the contract shall immediately terminate upon the effective date of such termination.

     Louis Laubscher. Mr. Laubscher's employment agreement became effective on February 1, 1999. The agreement replaces a previous Employee Severance Agreement between Mr. Laubscher and Federal Trust Bank. Under the terms of the employment agreement, Mr. Laubscher is entitled to receive a base salary, plus reimbursement of reasonable business expenses. He is also entitled to discretionary performance bonuses payable annually for the duration of the agreement and to participate in any bonus and incentive programs adopted by Federal Trust Bank. For the year ended December 31, 1998, Mr. Laubscher received a performance bonus of $46,505.

     The original term of Mr. Laubscher's employment agreement is one year. Each day during its term, however, the agreement automatically renews for one additional day so that the agreement, at all times, has a one year term. Either party to the agreement may cease the automatic renewals by notifying the other party of their intent to not renew. In addition, either party may terminate the agreement by delivering the other party a notice of termination. A termination is effective 30 days after delivery of the notice.

     Mr. Laubscher's employment agreement provides for termination by Federal Trust Bank for reasons other than for "just cause," as well as by Mr. Laubscher for "good reason," as those terms are defined in the employment agreement. In the event his employment agreement is terminated by Federal Trust Bank for reasons other than for "just cause" or by Mr. Laubscher for "good reason," he would be entitled to severance payments.

     In the event Mr. Laubscher's employment is terminated by Federal Trust Bank for other than "just cause" or by Mr. Laubscher for "good reason," he will be entitled to his annual base salary and any bonus he would have then been entitled to under the agreement. In the event of termination due to a change in control, he will be entitled to a sum equal to two times his annual base salary. Mr. Laubscher will receive these sums in semi-monthly instalments. Furthermore, for the longer of one year or the remaining term of the agreement, Federal Trust Bank is to maintain in full force and effect any benefit plans or programs Mr. Laubscher was entitled to participate in at the time of his termination.

     In addition, the employment agreement permits Mr. Laubscher to terminate his employment voluntarily. In the event of voluntary termination, except as previously described herein, all rights and benefits under the contract shall immediately terminate upon the effective date of such termination.

1998 Key Employee Incentive Stock Compensation Program

     The Board of Directors adopted and the shareholders of the Company approved the 1998 Key Employee Stock Compensation Program ("Program") at the 1998 Annual Meeting of Shareholders. The Program is for the benefit of officers and other key employees of the Company and Federal Trust Bank. The Program is comprised of four parts: an Incentive Stock Option Plan, a Compensatory Stock Option Plan, a Stock Appreciation Rights Plan and a Performance Plan.

     The Program provides for a maximum of 325,000 shares of authorized common stock to be reserved for future issuance pursuant to the exercise of stock options ("Options") granted under the Program, unless otherwise adjusted. Stock appreciation rights, which enable the recipient on exercise to elect payment wholly or partially in cash based upon increases in the market value of the stock from the date of the grant, may also be awarded under the Program. In addition, the Program provides the Company with the ability to award shares of common stock to individuals based upon the attainment of specifically defined performance objectives.

     Options granted under the Program are exercisable in one or more installments and may be exercisable on a cumulative basis, as determined by a committee formed to administer the Program. Options granted are exercisable for a term not longer than ten years. Options are not transferable and will terminate within a period of time following termination of employment with the Company. In the event of a change in control of the Company or a threatened change in control of the Company, all Options granted before such event shall become immediately exercisable; provided, however, that no Options shall be exercisable for a period of six months from the date of grant. The term "control" generally means the acquisition of 10% or more of the voting securities of the Company by any person or group of persons acting as a group. This provision may have the effect of deterring hostile changes in control by increasing the costs of acquiring control.

     Options granted under the Program will be either "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code, as amended, which are designed to result in beneficial tax treatment to the employee but no tax deduction to the Company, or "compensatory stock options" which do not give the employee certain benefits of an incentive stock option, but will entitle the Company to a tax deduction when the Options are exercised. The Option exercise price of incentive stock options may not be less than the fair market value of common stock on the date the Option is granted. Compensatory stock options may be exercisable at a price equal to or less than the fair market value of a share of common stock at the time of the grant of the Option.

     A committee consisting of not less than three directors of the Company (none of whom is a full-time officer or other salaried employee of the Company or Federal Trust Bank) has been given authority to administer the Program and to grant options, stock appreciation rights and share awards thereunder. The current Program Administrators are George W. Foster, Kenneth W. Hill and Dr. Samuel C. Certo. The committee may make grants under the Program at its discretion from time to time to full-time employees of the Company, including those who are directors and officers. Directors who are not full-time salaried employees of the Company are not eligible to participate in the Program.

     The following table shows the stock options granted under the Program to certain officers and employees of the Company, as well as all executive officers and non-executive officers, as a group. No consideration will be received by the Company in return for the grant of the Options although consideration would be received upon exercise of the Options. The exercise price of each Option is $4.00 per share, the fair market value of the common stock on January 30, 1999, based upon the "bid price" on that date. The Options granted to date are intended to be incentive stock options. For financial reporting purposes, there will be no charge to the income of the Company in connection with the grant or exercise of an Option. As of March 25, 1999, the market value of the common stock was $2.63 per share.

                                               Number of Shares
                                                   Subject to
      Name                Title                 Options Granted
      ----                -----                 ---------------

James V. Suskiewich   President/CEO                   120,000
Aubrey H. Wright, Jr. Senior Vice President/CFO        70,000
Louis E. Laubscher    Vice President/CLO               30,000
Jennifer B. Brodnax   Vice President/Operations        15,000
Kevin L. Kranz        Vice President/Loan Servicing    15,000
Thomas J. Punzak      Vice President/Accounting        15,000
                                                      -------

         Total                                        265,000

     The grant of stock appreciation rights would require charges to the income of Federal Trust based on the amount of the appreciation, if any, in the average market price of the common stock to which the appreciation rights are related over the option price of those shares. In the event of a decline in the market price of the Company's common stock subsequent to a charge against earnings related to the estimated costs of stock appreciation rights, a reversal of prior charges is made in the amount of such decline (but not to exceed aggregate prior increases). Share awards also require a charge to income equal to the amount of the award when it becomes likely that the shares will be awarded, with subsequent increases or decreases in the market price of the common stock prior to the actual awarding of the shares treated in the same manner as stock appreciation rights. No stock appreciation rights or share awards have been granted or are presently intended to be granted under the Program.

     The terms of the Program may be amended by the Program Administrators except that no amendment may increase the maximum number of shares included in the Program, change the exercise price of incentive stock options, increase the maximum term established for any Option, stock appreciation right or share award, or permit any grant to a person who is not a full-time employee of the Company.


                          TRANSACTIONS WITH MANAGEMENT

Indebtedness of Management

     In 1994, the Board of Directors of the Company and Federal Trust Bank amended their loan policies with regard to loans to directors, officers and employees. The current policy is generally not to make loans to directors, officers or employees. Any loans that are made, however, require approval of a majority of the disinterested directors of the Company. Federal Trust Bank is also subject to the provisions of Section 22(h) of the Federal Reserve Act. Any credit extended by Federal Trust Bank to directors, executive officers and, to the extent otherwise permitted, principal shareholders, or any affiliates thereof must be: (i) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Federal Trust Bank with non-affiliated parties; and (ii) not involve more than the normal risk of repayment or present other unfavorable features.

     As of December 31, 1998, neither the Company nor Federal Trust Bank had any loans outstanding to directors or executive officers. Federal Trust Bank, however, did have $324,585 in commercial loans outstanding to Morrone, Smoker and Grill, Inc., whose President, Jack L. Morrone, is the brother-in-law of the Company's former Chairman and Chief Executive Officer. Mr. Morrone is considered to be an "affiliate," as that term is defined by the Securities and Exchange Commissions SEC regulations.

Transactions With Certain Related Persons

     Effective January 1, 1990, John Martin Bell, a former director and former major shareholder of the Company and the wife of the former Chairman of the Board of the Company, as lessor and the Company, as lessee, entered into a triple net lease (the "Lease"), pursuant to which the Company leased from Mrs. Bell 3,953 square feet of office space located at 1211 Orange Avenue, Winter Park, Florida (the "Premises"). The term of the Lease was two years. Effective January 1, 1991, the Lease was amended to increase the term from December 31, 1991 to December 31, 2000. The square footage leased by the Company increased to 11,393 square feet. On November 11, 1991, the Company and Ms. Bell terminated the Lease and executed a new triple net lease (the "New Lease"), pursuant to which the Company has leased 13,305 square feet in the Premises. The term of the New Lease runs until December 31, 2000. The New Lease will automatically be extended for two consecutive periods of ten years each, unless the Company elects to terminate the New Lease pursuant to the notice provisions in the New Lease prior to the expiration of the ten-year lease period. Effective July 15,

1992, the New Lease was modified to reduce the amount of space leased to 12,392 square feet and to decrease the annual rental by $49,510 to $240,686. Effective June 6, 1994, the New Lease was modified to decrease the annual rent for the years 1993 and 1994 to $216,984 and $223,552, respectively. Effective June 1, 1995, the New Lease was further modified to increase the amount of space leased to 13,305 square feet. The rent for 1996 through the end of the New Lease term will be the preceding year's rent increased by the Consumer Price Index Escalation; provided however, that in no event shall the rent increase be less than 3% or more than 6%. The Company believes that the terms of this transaction were no less favorable to the Company than transactions obtainable from unaffiliated parties. When a transaction involves the Company and an officer, director, principal shareholder or affiliate, the policy of the Company is that the transaction must be on terms no less favorable to the Company than could be obtained from an unaffiliated party. Any such transactions must be approved in advance by a majority of independent and disinterested directors.


                                   PROPOSAL II
             RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITORS

     The Board of Directors has appointed KPMG Peat Marwick LLP, as the Company's independent auditor to audit the accounts of the Company and Federal Trust Bank for the 1999 fiscal year. KPMG Peat Marwick LLP, has served as the Company's independent auditor since the fiscal year ending December 31, 1990, and during this period has been engaged by Federal Trust to provide certain tax and consultant services. KPMG Peat Marwick LLP, plans to have a representative present at the Annual Meeting who will have the opportunity to make a statement if he or she desires to do so and is expected to respond to shareholders' questions regarding the Company's financial statements. The Board of Directors recommends that the shareholders vote for approval of the appointment of KPMG Peat Marwick LLP, as the independent auditors for the 1999 fiscal year. If the appointment is not approved, the Board will select other independent accountants.

     Approval of the appointment requires the affirmative vote of a majority of the votes cast by the holders of shares of the Company's common stock present in person or represented by proxy at the Annual Meeting, provided that a quorum is present.



================================================================================
                        The Board of Directors recommends
              that you vote "FOR" ratification of the selection of
                 KPMG Peat Marwick LLP as independent auditors
          of the Company for the fiscal year ending December 31, 1999.
================================================================================






                      [This Space Intentionally Left Blank]

                            PROPOSALS III, IV and V:
                       PROPOSED AMENDMENTS TO AMENDED AND
                       RESTATED ARTICLES OF INCORPORATION

General

     Proposals III, IV and V contain three separate proposed amendments to the Company's Amended and Restated Articles of Incorporation. The proposed amendments have been unanimously approved by the Board of Directors and may be considered to be anti-takeover in nature. The amendments are being presented to shareholders in three separate proposals. The amendments would: (i) revise
Article VIII of the current Articles of Incorporation to require the vote of at least 66% of the Company's outstanding shares of common stock to amend certain Articles in the Amended and Restated Articles of Incorporation; (ii) revise
Article I to provide for a Classified Board; and (iii) add one new Article (Article IX) to the Amended and Restated Articles of Incorporation. Each specific proposal contains a discussion of its potential negative effects to the shareholders of the Company.

Reasons for the Proposed Amendments

     The number of announcements of takeover offers for publicly owned corporations in recent years continues to grow. Some of these offers have been structured so that the acquiror is able to quickly acquire a block of shares sufficient to permit the exercise of voting control over the target company. Once control is acquired, the purchaser can then proceed to acquire the remaining stock from shareholders on terms more advantageous to the acquiror than might otherwise be possible. Although such takeovers may have benefits to shareholders of the acquired company, both to those who tender (insofar as they might be paid a premium over market value for their shares or might be offered shares in another company more attractive to them) and to those who do not, such tender offers may be detrimental because, among other things: (i) the suddenness and short duration of an offer may leave insufficient time to evaluate the merits of the offer in comparison with other alternatives; and (ii) the terms of an ensuing merger or other changes offered by those newly in control may be less favorable to the remaining shareholders than is warranted. The objectives of the anti-takeover provisions in the proposed Amendments to the Amended and Restated Articles of Incorporation are to deter such a sudden and surprise takeover attempt and to try to assure equal treatment for the Company's shareholders in the event of any sudden and surprise tender or exchange offer for the Company's securities or similar surprise acquisition offer. The Board of Directors believes that this is desirable, although they recognize that such provisions could have the effect of making it more difficult to acquire control of Federal Trust by a person who has acquired a large block of securities or otherwise, or a change of management, even if this action might be viewed by holders of a majority of the Company's securities to be in their interest.

     Federal Trust is a unitary savings and loan holding company and is governed by the Home Owners Loan Act ("HOLA"). Under HOLA, a takeover attempt by a company or person would require approval of the Officer of Thrift Supervision. The Board of Directors has no knowledge of any such proposed tender offer or any reason to believe that a tender offer will be made.

     The Reigle-Neal Interstate Banking and Efficiency Act of 1994 and recent changes to Florida law have lifted restrictions which now allow large money center bank holding companies to acquire companies such as Federal Trust. Despite the protection afforded to shareholders by HOLA, federal securities laws and regulations and Florida law, it is the opinion of the Board of Directors that these protections may be insufficient to ensure that all shareholders would be treated equally in the event of a takeover. The shareholder who chooses not to tender shares because he or she considers the offer inadequate, or who has a portion of his or her shares returned because the tender offeror purchases fewer shares than are tendered, may find himself or herself at a disadvantage. The trading market for the Company's shares would most likely contract, which could lead to removal of the quotation for the Company's shares from NASDAQ, a quotation system of the National Association of Securities Dealers, Inc. Because the opportunity for smaller shareholders to exert any meaningful influence over a company is eliminated where a single person, a small group of persons or another corporation owns a majority of the voting shares, the number of interested buyers of the common stock would probably be reduced. All of these factors can reduce the value and marketability of the stock. Faced with these risks, a shareholder may be compelled to tender shares even though such shareholder considers the offer inadequate.















                      [This Space Intentionally Left Blank]

                                  PROPOSAL III
                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                      TO REQUIRE A 66% VOTE OF SHAREHOLDERS
           TO AMEND CERTAIN ARTICLES OF THE ARTICLES OF INCORPORATION

     This proposed amendment to Article VIII, the full text of which, incorporating the proposed amendment, is set forth below, provides that all of the amendments proposed in this Proxy Statement, as well as Articles VI and VIII, may be amended, changed or repealed only by a vote of not less than 66% of all outstanding shares of common stock of the Company at a shareholders' meeting. At the present time, the Company's Amended and Restated Articles of Incorporation provide that the Articles may be amended by a majority vote of all shares of all outstanding common stock. The purpose of the proposed amendments to Article VIII is to ensure that this Article, Articles VI and the proposed
Article IX, if adopted, can not be repealed by a vote of a simple majority of the outstanding voting shares.

Potential Negative Effect of the Proposal

     The adoption of this amendment to Article VIII may make it more difficult for shareholders to amend, change or repeal the herein proposed Article IX and Articles VI and VIII.


                  ARTICLE VIII INCLUDING THE PROPOSED AMENDMENT

          The Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation in the manner prescribed by the laws of the State of Florida and all rights conferred upon shareholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of these Amended and Restated Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by these Articles of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal any provision of these Amended and Restated Articles of Incorporation.

          The foregoing paragraph notwithstanding, any specific Article of these Amended and Restated Articles of Incorporation ratified by the shareholders of the Corporation at their 1999 Annual Meeting and Articles VI and VIII may only be amended or repealed by the affirmative vote of the holders of not less than 66% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

================================================================================
                     The Board of Directors recommends
      that you vote "FOR" the adoption of an Amendment to Article VIII which would require a 66% vote of Shareholders to amend
     certain Amended and Restated Articles of the Articles of Incorporation.
================================================================================

                                   PROPOSAL IV
         AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
             TO PROVIDE FOR BOARD CLASSIFICATION AND STAGGERED TERMS

     To enhance the continuity and stability of the Board of Directors and the policies they formulate, the Board has unanimously approved and is proposing an amendment to the Amended and Restated Articles of Incorporation, to provide for classification of the Board of Directors (the "Board Classification Amendment"). The Board Classification Amendment will divide the Board of Directors into three classes, as nearly equal in number as possible. Furthermore, this Proposal IV provides for the nullification of the election of directors under Proposal I herein and provides for the election of one director to a one-year term (Class
I), two directors to two-year terms (Class II) and two directors to three-year terms (Class III). After this transitional arrangement, all directors will serve for three years, with one class being elected each year. The Board Classification Amendment will replace Article VI, Section 1 of the Amended and Restated Articles of Incorporation. The complete text of the proposed Article VI, Section 1 is stated on the following page.

     Rather than elect the entire Board annually, the Board of Directors believes that the Board Classification Amendment is desirable to help ensure stability and continuity in the management of the Company's business and affairs. Although there have been no problems with respect to stability or continuity of the Board of Directors in the past, the Board believes that the longer time required to elect a majority of a classified board will help to prevent the occurrence of such problems in the future. The Board of Directors also believes that the proposed amendment is desirable to help discourage hostile attempts to take control of the Company.

Potential Negative Effects of the Proposal

     The provision for classification of directors will apply in all years, even when no takeover or proxy contest is being proposed or when no change in control has occurred. Change in the composition of the whole Board would take up to three years and the change of a majority of the directors would require two successive annual meetings. The Board Classification Amendment, therefore, could make more difficult or discourage a merger, tender offer, proxy contest or the assumption of control by a holder of a substantial block of the Company's stock or the removal of the incumbent Board, irrespective of whether such action might be perceived by shareholders holding a majority of the voting power to be beneficial to the Company and its shareholders. The Board Classification Amendment could also discourage a third party from acquiring a substantial block of stock in the first instance, with a view to a subsequent bid for control of the Company, irrespective of whether an initial acquisition might be viewed as beneficial to the Company and its shareholders. Thus, shareholders might not have the opportunity to dispose of their shares at a price which may be substantially higher than the prevailing market price. To the extent that the Board Classification Amendment delays a change in control of the Board, the position of current management may be strengthened, thereby assisting management personnel in retaining their positions, even when the only reason for the change is the performance of the directors.

     The Board of Directors of the Company has carefully considered the potential adverse effects of the Board Classification Amendment, and has unanimously concluded that any such risk is substantially outweighed by the increased protection which the Board Classification Amendment will afford the Company and its shareholders.

Election of Directors

     As the proposed Board Classification Amendment will take effect immediately, if ratified by the shareholders, this Proposal IV also includes the election of the initial classes of directors. Upon passage of this Proposal IV, the previous election of directors at this Annual Meeting under Proposal I shall be nullified upon the filing of Amended Article I with the Florida Secretary of State.

     The Company's Board of Directors is currently composed of five members who stand for election annually. The nominees for the proposed three classes of directors are:

     Class I: Kenneth W. Hill

     Class II: George W. Foster and Aubrey H. Wright, Jr.

     Class III: James V. Suskiewich and Dr. Samuel C. Certo

     These directors, upon the affirmative vote of the shareholders, will serve either a one-year term (Class I), a two year term (Class II), or a three-year term (Class III), or until such time as their successors are duly elected.

     Information concerning the ages of the nominees, a description of their positions and offices with Federal Trust, a brief description of their principal occupation and business experience during the last five years, and certain other information including the number of shares of common stock beneficially owned as of the Record Date are provided under Proposal I herein.

     If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of the remaining nominees and for such other person or persons as may be recommended by the Board of Directors. At this time, we know of no reason why a nominee might not be able to serve.


             ARTICLE VI, SECTION 1, INCLUDING THE PROPOSED AMENDMENT

          The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the full Board. However, the maximum number of directors shall be eleven and the minimum shall be three. The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of those elected as Class I at the 1999 Annual Meeting of Shareholders to expire at the 2000 Annual Meeting of Shareholders; the term of office of those elected as Class II directors at the 1999 Annual Meeting of Shareholders to expire at the 2001 Annual Meeting of Shareholders; and the term of office of those elected as Class III at the 1999 Annual Meeting of Shareholders to expire at the 2002 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders following such initial classification and election, each director elected to succeed a director whose term is expiring shall be elected for a three-year term.

================================================================================
                     The Board of Directors recommends
   that you vote "FOR" the adoption of the Board Classification Amendment
================================================================================

                                   PROPOSAL V
                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                    TO REQUIRE A 66% VOTE OF SHAREHOLDERS FOR
              A CONTROL SHARE ACQUISITION OR BUSINESS COMBINATIONS

     Proposed Article IX, which follows, would require an affirmative vote of at least 66% of the outstanding shares of the common stock for the approval or authorization of a Control Share Acquisition or a Business Combination, as defined in Article IX. The proposed Article also would require an affirmative vote of at least 66% of the outstanding shares of the common stock not owned by an acquiror of a certain percentage of outstanding common stock, to permit that individual to vote his or her shares. With certain exceptions, Florida law presently requires a majority of the outstanding shares entitled to vote to approve: (i) any merger or consolidation of the Company with or into any other company; (ii) any sale, lease, exchange, or other disposition of all or substantially all of the assets of the Company, to or with a company, person or other entity which is recommended by the Board of Directors; and (iii) the granting of voting rights to an acquiror of certain percentages of outstanding shares. The Board of Directors believes this provision is beneficial in that it will lessen the chance for a hostile takeover or tender offer attempt, which would be disruptive to the operations of the Company.

Potential Negative Effects of the Proposal

     If approved, the 66% approval requirement would make it more difficult for an individual to acquire control of Federal Trust in a hostile takeover or tender offer situation or in a situation where the majority of shareholders may believe the acquisition is in their best interest. Therefore, this proposal will make the Company less attractive to a potential tender offeror and may decrease the likelihood that you will receive a takeover related premium for your shares.


                               PROPOSED ARTICLE IX

     A. The affirmative vote of the holders of not less than 66% of the outstanding shares of common stock, not including any Control Shares (as defined herein), shall be required for the adoption of a resolution granting Control-Share Voting Rights pursuant to
              Section 607.0902(9), Florida Statutes.

     B. The affirmative vote of the holders of not less than 66% of the outstanding shares of common stock of the Corporation shall be required for the approval or authorization of any Business Combination (as defined herein).

     C.       For the purpose of this Article IX:

              1.       The term  "Business  Combination"  shall  mean  any:  (i)
                       merger, share exchange or consolidation of the Corporation or a subsidiary of the Corporation with an Acquiring Person (as herein defined) or any other corporation which is or after such merger or consolidation would be an Affiliate or Associate (as hereinafter defined) of an Acquiring Person; (ii) sale, lease or transfer (in one transaction or a series of transactions) with any Acquiring Person or any Affiliate of any Acquiring Person, of all or substantially all of the assets of the Corporation or of a subsidiary of the Corporation to an Acquiring Person or any Affiliate or Associate of any Acquiring Person; (iii) adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Acquiring Person or any Affiliate or Associate of any Acquiring Person; (iv) reclassification of securities (including any reverse stock split) or recapitalization of the Corporation or any other transaction that would have the effect, either directly or indirectly, of increasing the proportionate ownership of any class of equity or convertible securities of the Corporation or any subsidiary of the Corporation which is directly or indirectly beneficially owned by an Acquiring Person or any Affiliate or Associate of any Acquiring Person; and
                       (v) an agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

              2. The term "Person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any Person and any other person with whom such person or any Affiliate or Associate of such Person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of voting stock of the Corporation.

              3. The term "Acquiring Person" shall mean any Person (other than the Corporation, or any subsidiary or any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:
                       (i) is the Beneficial Owner (as hereinafter defined) of 25% or more of the outstanding common stock of the
                       Corporation: (ii) is an Affiliate or Associate of the Corporation and at any time within the two year period immediately prior to the date in question was the Beneficial Owner of 25% or more of the outstanding common stock of the Corporation; or (iii) is at such time an assignee of or has otherwise succeeded to the beneficial ownership of any shares of outstanding common stock of the Corporation which were at any time within the two-year period immediately prior to such time beneficially owned by any Acquiring Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

              4. A Person shall be a "Beneficial Owner" of any common stock: (i) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or
                       (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire whether such right is exercisable immediately or not, pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or
                       (b) the right to vote pursuant to any agreement, arrangement or understanding.

              5. The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

              6. An Acquiring Person shall be deemed to have acquired a share of the common stock of the Corporation at the time when such Acquiring Person became the beneficial owner of the share.

              7. The term "Control Shares" shall mean the shares of the Corporation, that, except for Section 607.0902, Florida Statutes, would have voting power, that when added to all other shares of the Corporation Beneficially Owned by a Person, would total within any of the following ranges of voting power:

                      (i) One-fifth or more but less than one-third of all voting power.

                      (ii) One-third or more but less than a majority of all voting power.

                      (iii)    A majority or more of all voting power.


================================================================================
                        The Board of Directors recommends
          that shareholders vote "FOR" the adoption of Article IX which would require a 66% vote of Shareholders to approve a
               Business Combination or a Control Share Acquisition
================================================================================


                            PROPOSAL VI - ADJOURNMENT
                                OF ANNUAL MEETING

     Federal Trust seeks your approval to adjourn the Annual Meeting in the event that the number of proxies sufficient to approve Proposals I, II, III, IV or V are not received by May 28, 1999. In order to permit proxies that have been received by Federal Trust at the time of the Annual Meeting to be voted, if necessary, for the adjournment, the Company is submitting the question of adjournment to permit further solicitation of proxies to approve Proposals I, II, III, IV or V as a separate matter for your consideration. If it becomes necessary to adjourn the Annual Meeting, and the adjournment is for a period of less than 30 days, no notice of the time and place of the adjourned meeting need be given the shareholders, other than an announcement made at the Annual Meeting.

================================================================================
                        The Board of Directors recommends
   that you vote "FOR" the approval of the adjournment of the Annual Meeting.
================================================================================






                      [This Space Intentionally Left Blank]

              FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION

     The 1998 financial statements, selected consolidated financial data, and management's discussion and analysis of financial condition and results of operations appear in its Annual Report for the fiscal year ended December 31, 1998, which is being mailed to all shareholders along with this Proxy Statement. The financial statements are incorporated herein by reference.


                             SHAREHOLDERS' PROPOSALS

     Proposals of shareholders intended to be presented at the 2000 Annual Meeting should be submitted by certified mail, return receipt requested, and must be received by Federal Trust at its corporate office located at 1211 Orange Avenue, Winter Park, Florida 32787, on or before December 6, 1999, to be eligible for inclusion in next year's Proxy Statement. However, if next year's annual meeting of shareholders is held on a date more than 30 days before or after the corresponding date of the 1999 Annual Meeting, any shareholder who wishes to have a proposal included in the Proxy Statement for that meeting must deliver a copy of the proposal to Federal Trust a reasonable time before the Proxy solicitation is made. Federal Trust reserves the right to decline to include in the Proxy Statement any shareholder's proposal which does not comply with the Proxy rules (Regulation 14A) adopted under the Securities Exchange Act of 1934, as amended.

                                                       FEDERAL TRUST CORPORATION

WINTER PARK, FLORIDA
April 23, 1999

                                 REVOCABLE PROXY
                               FEDERAL TRUST BANK
                         ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints James V. Suskiewich and Aubrey H. Wright, and each of them, with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of Federal Trust Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Farmers' Market, 200 West New England Street, Winter Park, Florida, on May 28, 1999, 10:00 A.M., and at any and all adjournments thereof.

The undersigned shareholder of Federal Trust Corporation may revoke this Proxy at any time before it is voted by either filing with the Secretary of Federal Trust Corporation a written notice of revocation, delivering to Federal Trust Corporation a duly executed Proxy bearing a later date, or by attending this Annual Meeting and voting in person.

                                                                    WITHHOLD
                                                   FOR             AUTHORITY
                                                   ---             ---------


1.        The election of the  following          FOR               AGAINST
          directors'  slate for one year
          terms  for  the  1999   fiscal
          year.

INSTRUCTION. To withhold your vote for any individual nominee, strike a line in the nominee's name listed below.

            GEORGE W. FOSTER o DR. SAMUEL C. CERTO o KENNETH W. HILL
                   JAMES V. SUSKIEWICH o AUBREY H. WRIGHT, JR.

2.        Ratification  of the selection          FOR               AGAINST
          of KPMG  Peat  Marwick  LLP as          ---               -------
          the  independent  auditors  of
          Federal Trust  Corporation for          |_|                 |_|
          the   fiscal    year    ending
          December 31, 1999.

3.        Approval  of an  amendment  to          FOR               AGAINST
          the   Amended   and   Restated          ---               -------
          Articles of  Incorporation  to
          require    a   66%   vote   of          |_|                 |_|
          stockholders  to amend certain
          Articles.

4.        Approval  of an  amendment  to          FOR               AGAINST
          the   Amended   and   Restated          ---               -------
          Articles of  Incorporation  to
          provide for a Classified Board          |_|                 |_|
          with staggered terms.

5.        Approval  of an  amendment  to          FOR               AGAINST
          the   Amended   and   Restated          ---               -------
          Articles of  Incorporation  to
          require    a   66%   vote   of          |_|                 |_|
          shareholders   to   approve  a
          Control Share  Acquisition  or
          Business Combination.

6.        A proposal  that  would  allow          FOR               AGAINST
          the  adjournment of the Annual          ---               -------
          Meeting to solicit  additional
          proxies   in  the  event  that          |_|                 |_|
          there are not sufficient votes
          to approve  any one or more of
          the Proposals.

IN THEIR DISCRETION THE PROXY HOLDERS ARE AUTHORIZED TO TRANSACT AND TO VOTE UPON SUCH OTHER BUSINESS as may properly come before this Annual Meeting or any adjournments thereof, unless indicated otherwise by marking this box |_|.

================================================================================
NOTE: When properly executed, this Proxy will be voted in the manner directed by the shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The signor acknowledges receipt from Federal Trust Corporation, prior to the execution of the Proxy, a Notice of Annual Meeting, a Proxy Statement dated April 23, 1999 and the1998 Annual Report.
================================================================================


                  Shareholder(s) Name:
                  [Name]
                  [Name 2]
                  [Name 3]

                  X____________________________________________________________
                    Signature

                  X____________________________________________________________
                     Signature if held jointly


                  No. of Common  Shares Voting: __________   Date: ____________